Exhibit 10.33

Execution

AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of March 3, 2006, is entered into by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling” and together with Alloys, each individually a “Borrower” and collectively, “Borrowers”), Wise Metals Group LLC, a Delaware limited liability company (“Group”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”), Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West” and together with Group, Finance, Listerhill, Warehousing and Recycling Texas, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”), and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as administrative agent for Lenders (in such capacity, “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrowers pursuant to which Agent and Lenders have made and provided and hereafter may make and provide, upon certain terms and conditions, loans and advances and other financial accommodations to Borrowers as set forth in the Amended and Restated Loan Agreement, dated May 5, 2004, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 30, 2004, Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 10, 2004, Amendment No. 3 and Waiver to Amended and Restated Loan Agreement, dated as of March 21, 2005 (“Amendment No. 3”), and Amendment No. 4 to Amended and Restated Loan Agreement, dated as of October 31, 2005 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such waivers and amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Amendments to Definitions.

(i) Adjusted Excess Availability. The definition of “Adjusted Excess Availability” in Section 1.4 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Adjusted Excess Availability’ shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the Adjusted Loan Limit minus (b) the sum of: (1) the amount of all then outstanding and unpaid Obligations, plus (2) the amount of all Reserves, plus (3) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), plus (4) without duplication, the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), but not yet sent.”

(ii) Adjusted Inventory Loan Limit. The definition of “Adjusted Inventory Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“[Intentionally Deleted.]”

(iii) Borrowing Base. Clause (b) of the definition of “Borrowing Base” in Section 1.15 of the Loan Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(b) the lesser of (i) the Inventory Loan Limit for such Borrower, (ii) the sum of (A) seventy (70%) percent of the Value of Eligible Inventory of such Borrower consisting of finished goods and raw materials for such finished goods and (B) the lesser of (x) sixty (60%) percent of the Value of Eligible Inventory of such Borrower consisting of work-in-process for such finished goods, or (y) the Work-in-Process Sublimit for such Borrower, or (iii) eighty-five (85%) percent of the Net Recovery Percentage of the Inventory of such Borrower multiplied by the Value of the Eligible Inventory of such Borrower, minus”

(iv) GAAP. The definition of “GAAP” in Section 1.58 of the Loan Agreement is hereby amended by deleting “9.18” and replacing it with “9.25”.

(v) Inventory Loan Limit. The definition of “Inventory Loan Limit” in Section 1.75 of the Loan Agreement is hereby amended by deleting “105,000,000” and replacing it with “$150,000,000.”

(vi) Maximum Credit. The definition of “Maximum Credit” in Section 1.84 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.84 ‘Maximum Credit’ shall mean the amount of $180,000,000 (subject to adjustment as provided in Section 2.5 hereof).”

(b) Additional Definitions. As used herein, the following terms shall have the meaning given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Adjusted Loan Limit” shall mean, on any date, the amount equal to the lesser of (a) the Maximum Credit on such date, (b) the aggregate Borrowing Bases of Borrowers on such date and (c) the sum of (i) the Eligible Working Capital on such date plus (ii) the Eligible Working Capital Variance on such date.”

(ii) “Amendment No. 5” shall mean Amendment No. 5 to Loan and Security Agreement, dated as of March 3, 2005, among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Amendment No. 5 Approving Lenders” shall mean those Lenders that execute and deliver to Agent on or before 5:00 p.m. New York City time on March 6, 2006: (a) Amendment No. 5, and (b) a consent letter substantially in the form of Exhibit A attached to Amendment No. 5.

(iv) “Eligible Working Capital Variance” shall mean, on any date, the lesser of (a) the difference (if positive) between (i) the aggregate Borrowing Bases of Borrowers on such date and (ii) the Eligible Working Capital on such date and (b) $17,500,000.

(v) “Work-in-Process Sublimit” shall mean, as to each Borrower, at any time, the amount equal to $50,000,000, minus the then outstanding principal amount of Loans to the other Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory consisting of work-in-process for finished goods.”

(c) Amendment No. 3. Section 1(b) of Amendment No. 3 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) [Intentionally Deleted.]”

(d) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Option to Increase Maximum Credit. Section 2.5 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“2.5 Option to Increase Maximum Credit.

(a) Administrative Borrower may, at any time, deliver a written request to Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that Administrative Borrower is requesting, provided, that, (i) in no event shall the aggregate amount of any such increase in the Maximum Credit cause the Maximum Credit to exceed $200,000,000, (ii) any such request shall be for an increase of not less than $5,000,000, (iii) any such request shall be irrevocable, and (iv) in no event shall more than four (4) such written requests be delivered to Agent during the term of this Agreement and in no event shall more than two (2) such requests be granted.

(b) Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request. Agent may seek increases in Commitments from Lenders or new Commitments from such Eligible Transferees as it may determine, in each case after consultation with Administrative Borrower. In the event Lenders and any such Eligible Transferees, as the case may be, have committed in writing to provide increases in their Commitments or new Commitments, as the case may be, in an aggregate amount in excess of the increase in the Maximum Credit requested by Administrative Borrower or permitted hereunder, Agent shall then have the right to allocate such Commitments in such amounts and manner as Agent may determine, after consultation with Administrative Borrower.

(c) The Maximum Credit shall be increased by the amount of the increase in Commitments from Lenders or new Commitments from Eligible Transferees, in each case selected in accordance with Section 2.5(b) above, for which Agent has received Assignment and Acceptances (or other agreements acceptable to Agent) within forty (40) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but in each case subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Agent shall have received from each Lender that is providing an additional Commitment or Eligible Transferee that is providing a new Commitment as part of the increase in the Maximum Credit an Assignment and Acceptance (or other agreement acceptable to Agent), duly executed by such Lender or Eligible Transferee and Administrative Borrower, provided, that, the aggregate Commitments set forth in such Assignment and Acceptance(s) shall be not less than $5,000,000;

(ii) the conditions precedent to the making of Loans set forth in Section 4.2 hereof shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii) Agent shall have received, in form and substance satisfactory to Agent, a certificate of the Chief Financial Officer of Administrative Borrower certifying, among other things, that: (A) after giving effect to the increase in the Maximum Credit, the Indebtedness under this Agreement shall continue to be “Permitted Indebtedness” for all purposes under the Indenture, and (B) after giving effect to any such increase in the Maximum Credit, the performance of the terms and conditions of this Agreement and the other Financing Agreements and the incurrence of Obligations by Borrowers and Guarantors (1) are within each Borrower’s and Guarantor’s corporate or limited liability company powers, (2) have been duly authorized by each Borrower and Guarantor, (3) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by laws, operating agreement or other organizational documentation, or any indenture (including the Indenture), agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (4) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, other than the liens in favor of Agent;

(iv) Agent shall have received an opinion of counsel to Borrowers and Guarantors in form and substance and from counsel reasonably satisfactory to Agent addressing such matters as Agent may reasonably request (including, without limitation, an opinion as to no conflicts with agreements governing other Indebtedness);

(v) such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(vi) each Lender providing an additional Commitment and each Eligible Transferee providing a new Commitment in connection with such increase in the Maximum Credit shall have received all fees (including any additional commitment fees) and Agent shall have received all fees and expenses (including reasonable fees and expenses of counsel) in each case due and payable to such Person on or before the effectiveness of such increase; and

(d) As of the effective date of any such increase in the Maximum Credit, (i) each reference to the term Maximum Credit herein, and in any of the other Financing Agreements shall be deemed to have been amended to mean the amount of the Maximum Credit specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Maximum Credit, and (ii) Schedule 1.27 hereto shall be deemed to have been amended to reflect the Commitments and Pro Rata Shares of each Lender and each Eligible Transferee providing a new Commitment (if any) after giving effect to such increase in the Maximum Credit.”

3. Financial Statements and Other Information. Section 9.6(a) of the Loan Agreement is hereby amended by deleting each reference to “9.18” and replacing it with “9.25”.

4. Minimum EBITDA. Section 9.17 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“9.17 Minimum EBITDA. Group and its Subsidiaries shall not permit the EBITDA of Group and its Subsidiaries for each period set forth below (each, a “Section 9.17 Test Period”) to be less than the amount set forth below opposite such Section 9.17 Test Period:

Period	Minimum EBITDA
January 1, 2005 through December 31, 2005	$28,000,000
May 1, 2005 through April 30, 2006	$9,000,000
June 1, 2005 through May 31, 2006	$8,000,000
July 1, 2005 through June 30, 2006	$9,000,000
August 1, 2005 through July 31, 2006	$11,000,000
September 1, 2005 through August 31, 2006	$13,000,000
October 1, 2005 through September 30, 2006	$15,000,000
November 1, 2005 through October 31, 2006	$17,000,000
December 1, 2005 through November 30, 2006	$19,000,000
January 1, 2006 through December 31, 2006 and each twelve (12) month period ending on the last day of each month thereafter	$22,000,000

provided, that, solely for purposes of this Section 9.17, the calculation of EBITDA shall not include the effects of any non cash accounting adjustments for FASB 133 or any non cash LIFO reserves; provided, further, that, if the Adjusted Excess Availability is equal to or greater than $20,000,000 for each of the ten (10) consecutive days immediately preceding the last day of any Section 9.17 Test Period, then Group and its Subsidiaries shall not be required to comply with the terms of this Section 9.17 for such Section 9.17 Test Period.”

5. Minimum Debt Service Ratio. Section 9.18 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“9.18 [Intentionally Omitted].”

6. Capital Expenditures. Section 9 of the Loan Agreement is hereby amended by inserting the following at the end of such Section:

“9.25 Capital Expenditures. Group and its Subsidiaries shall not directly or indirectly, make or commit to make, whether through purchases, capital leases or otherwise, Capital Expenditures in an aggregate amount in excess of $13,500,000 during any fiscal year of Group, commencing with the fiscal year ending on December 31, 2006 (each, a “Section 9.25 Test Year”); provided, that, if the Adjusted Excess Availability is equal to or greater than $20,000,000 for each of the ten (10) consecutive days immediately preceding the last day of any Section 9.25 Test Year, then Group and its Subsidiaries shall not be required to comply with the terms of this Section 9.25 for such Section 9.25 Test Year.”

7. USA Patriot Act. Section 13 of the Loan Agreement is hereby amended by inserting the following immediately at the end of such Section.

“13.11 USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that any Loans or Letter of Credit Accommodations hereunder are subject to satisfactory results of such verification.”

8. Schedules to Loan Agreement. Schedule 1.27 to the Loan Agreement is hereby amended by deleting such Schedule and replacing it with the Schedule attached hereto as Schedule 1.

9. Exhibits to Loan Agreement. Section 5 of Exhibit C to the Loan Agreement is hereby amended by deleting “9.18” and replacing it with “9.25”.

10. Amendment Fee and Maximum Credit Increase Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements:

(a) Borrowers shall pay to Agent, for the account of Amendment No. 5 Approving Lenders (to the extent and in accordance with the arrangements between Agent and each Amendment No. 5 Approving Lender), an amendment fee in the amount of $525,000, which fee shall be fully earned and due and payable on the effective date hereof and may be charged by Agent directly to any loan account of Borrowers; and

(b) Borrowers shall pay to Agent, for the account of each Lender providing an increase in its Commitment and each Eligible Transferee providing a new Commitment, as the case may be, in each case in accordance with Section 2.5 of the Loan Agreement (to the extent and in accordance with the arrangements between Agent and each such Lender or Eligible Transferee, as the case may be), a Maximum Credit increase fee in an amount not less than 0.375% percent of the amount of each increase in the Maximum Credit in accordance with Section 2.5 of the Loan Agreement, which fee shall be fully earned and payable on the effective date of such increase and may be charged by Agent directly to any loan account of Borrowers.

11. Additional Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment and the other Financing Agreements executed and/or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein or therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c) As of the date hereof, no Default or Event of Default exists or has occurred and is continuing.

(d) Neither the execution, delivery and performance of this Amendment or any other Amendment Document in connection therewith, nor the consummation of any of the transactions contemplated herein or therein (i) are in contravention of law or any indenture, agreement or undertaking (including the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound or (ii) violates any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-Laws or other governing documents of any Borrower or Guarantor.

(e) After giving effect to the increase in the Commitments and the Maximum Credit provided for herein, the Indebtedness under the Loan Agreement constitutes “Permitted Indebtedness” under (and as defined in) the Indenture.

12. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and each Lender;

(b) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrowers and Guarantors with respect to this Amendment and such other matters as Agent may request (including, without limitation, an opinion as to no conflicts with other Indebtedness);

(c) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of Alabama counsel to Alloys with respect to this Amendment and such other matters as Agent may request;

(d) Agent shall have received, in form and substance satisfactory to Agent, (i) a Secretary’s Certificate of Members’ and Managers’ Resolutions, Operating Agreement, Incumbency and Member’s Consent for each of Alloys, Recycling, Group, Listerhill, Warehousing, Recycling Texas and Recycling West evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by each such Borrower or Guarantor, as applicable, of this Amendment and the other Amendment Documents, and (ii) a Secretary’s Certificate of Directors’ Resolutions, Corporate Bylaws, Incumbency and Shareholder’s Consent for Finance evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by Finance of this Amendment and the other Amendment Documents;

(e) Agent shall have received, in form and substance to it, one or more Assignment and Acceptances between Wachovia Bank, National Association (“Wachovia”) and one or more Eligible Transferees, pursuant to which Wachovia assigns $30,000,000 of its Commitment in the aggregate to such Eligible Transferee or Eligible Transferees, in each case duly executed and delivered by all of the parties thereto; and

(f) no Default or Event of Default shall have occurred and be continuing.

13. Effect of this Amendment; Entire Agreement. Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

14. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

15. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

16. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

17. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

18. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS

WISE ALLOYS LLC

By:
Title:

WISE RECYCLING, LLC

By:
Title:

GUARANTORS

WISE METALS GROUP LLC

By:
Title:

WISE ALLOYS FINANCE CORPORATION

By:
Title:

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:
Title:

WISE RECYCLING TEXAS, LLC

By:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WISE WAREHOUSING, LLC

By:
Title:

WISE RECYCLING WEST, LLC

By:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:
Title:

BANK OF AMERICA, NA, as Lender

By:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:
Title:

RZB FINANCE LLC, as Lender

By:
Title:
By:
Title:

UPS CAPITAL CORPORATION, as Lender

By:
Title:

SCHEDULE 1

TO

AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AGREEMENT

SCHEDULE 1.27

TO

AMENDED AND RESTATED LOAN AGREEMENT

Commitments

Lender	Commitment	Pro Rata Share
Wachovia Bank, National Association	$80,000,000	44.444%
Bank of America, N.A	$50,000,000	27.778%
PNC Bank, National Association	$20,000,000	11.111%
UPS Capital Corporation	$18,000,000	10%
RZB Finance LLC	$12,000,000	6.667%
TOTAL:	$180,000,000	100%

EXHIBIT A

TO

AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AGREEMENT

Form of Lender Consent Letter

                        March     , 2006

Wachovia Bank, National Association, as Agent

1133 Avenue of the Americas

New York, New York 10036

Attn.: Portfolio Manager

Re:   Wise Alloys LLC and Wise Recycling, LLC

Ladies and Gentlemen:

Reference is made to the Amended and Restated Loan Agreement, dated May 5, 2004, by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling”, and together with Alloys, collectively, “Borrowers”), certain of their subsidiaries and affiliates, Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as administrative agent (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement (as hereinafter defined) as lenders (individually, each a “Lender” and collectively, “Lenders”), as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 30, 2004, Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 10, 2004, Amendment No. 3 and Waiver to Amended and Restated Loan Agreement, dated as of March 21, 2005, Amendment No. 4 to Amended and Restated Loan Agreement, dated as October 31, 2005, and Amendment No. 5 to Amended and Restated Loan Agreement, dated as of March 3, 2006 (and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Agent has advised us that Borrowers have requested that Agent and Lenders agree to extend the term of the Loan Agreement from a term ending on May 5, 2008 to a term ending on May 5, 2009.

By our signature below, we hereby irrevocably (a) consent to the extension of the term of the Loan Agreement to a term ending on May 5, 2009, (b) authorize Agent to enter into an amendment to the Loan Agreement to reflect such extension and to reflect the extension from September 9, 2007 to September 9, 2008 of the last date for the payment of the early termination fee pursuant to Section 13.1(c) of the Loan Agreement, and (c) authorize Agent to take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this letter.

This letter agreement supersedes all other prior discussions, understandings, commitments and contracts concerning the subject matter hereof, whether oral or written and constitutes the entire understanding of Agent and the undersigned with respect thereto.

Very truly yours,

By:
Title: